Exhibit 10.3

ACADIA ACQUISITION PARTNERS, L.P.
AGREEIMENT OF LIMITED PARTNERSHIP
Dated as of March 30, 2011

ACADIA ACQUISITION PARTNERS, L.P.
THIS AGREEMENT OF LIMITED PARTNERSHIP is dated and effective as of March 30, 2011, among Acadia GP, LLC, a Delaware limited liability company (in its capacity as a general partner of the Partnership) (the "General Partner"), and the Limited Partners (as defined below), as amended from time to time.
The parties, in consideration of their mutual agreements stated in this Agreement, agree to become partners and to form a limited partnership (the "Partnership") under the Act (as defined below). The purpose of the Partnership is to acquire, own, control, manage, operate and dispose of the capital stock of Hamilton Risk Management Co. and all purposes incidental thereto.
ARTICLE 1.
General Provisions
Section 1.1. Definitions. For the purposes of this Agreement, the following terms have the following meanings:
"Act" means the Delaware Revised Uniform Limited Partnership Act.
"Actual Capital Contribution" means a contribution of capital to the Partnership by a Partner. The initial Actual Capital Contributions of the Partners are set forth on Schedule A attached hereto.
"Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds a majority of any class of voting security of such Person; or (c) a majority of the voting securities of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
"Agreement" means this Agreement of Limited Partnership, as amended from time to time. References to this Agreement will be deemed to include all provisions incorporated in this Agreement by reference.
"Capital Account" means the account of each Partner that reflects its interest in the Partnership determined in accordance with Article 5.
"Capital Contribution" as to any Partner means the sum of its Actual Capital Contributions and Deemed Capital Contributions.
"Certificate of Limited Partnership" means the certificate of limited partnership with respect to the Partnership filed for record in the Office of Secretary of State of the State of Delaware.

"Class A Partners" means all Limited Partners other than the Class B Partner.
"Class B Partner" means KAI, in its capacity as a Limited Partner, and its permitted successors and assigns of such Limited Partner interest.
"Closing Capital Account" means, with respect to any fiscal period, the Opening Capital Account of each Partner for the fiscal period after allocations have been made to the Capital Account in accordance with Section 5.3.
"Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and interpretations thereof promulgated by the Internal Revenue Service, as in effect from time to time.
"Deemed Capital Contributions" means an amount as to each Partner as set forth on Schedule A attached hereto. The Deemed Capital Contributions shown on Schedule A as of the date hereof shall be deemed to have been made on the date hereof
"Designated Party" means any of the General Partner or any partner, member, officer, director, manager, stockholder, director, officer or employee of the General Partner.
"Drag-Along Notice" shall have the meaning set forth in Section 9.2.
"Drag-Along Right" shall have the meaning set forth in Section 9.2.
"GAAP" means U.S. generally accepted accounting principles, consistently applied.
"General Partner" means the general partner or general partners of the Partnership, as set forth in this Agreement.
"HRM" means Hamilton Risk Management Co.
"HRM Notes" means the (a) $10 million original principal amount Promissory Note issued by HRM to the Class B Partner on or about March 30, 2011 and (b) the aggregate $3 million original principal amount Promissory Notes issued by HRM to the Class A Limited Partners on or about March 30, 2011 and any promissory notes, debentures, trust preferred certificates and/or other obligations issued in exchange therefor.
"Indemnifiable Costs" means all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense, and any sums which may be paid with the consent of the Partnership in settlement), incurred in connection with or arising from a claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority.
"Investment" means the capital stock of HRM and all or substantially all of its assets.
"KAI" means Kingsway America Inc.

"Limited Partners" means the limited partners of the Partnership.
"Liquidation Capital Account" means, with respect to any Limited Partner and any fiscal year,
(i) the amount that such Limited Partner would receive, on a hypothetical basis, if a Deemed Liquidation occurred and all assets remaining following the Deemed Liquidation were to be distributed pursuant to Section 6.3, and (ii) if no distribution pursuant to clause (i) would be made, then the amounts that would be allocated to such Limited Partner, on a hypothetical basis, if the negative balance resulting from a Deemed Liquidation were to be allocated to the Limited Partners pro rata according to their respective aggregate Capital Contributions, in each case after all actual distributions or Capital Contributions have been made for such fiscal year. For purposes of this definition, a "Deemed Liquidation" shall mean the sale of all assets of the Partnership as of the end of such fiscal year for cash equal to the amount for which such assets are carried on the books of the Partnership, and the satisfaction of all Partnership liabilities for an amount equal to the amount such liabilities are carried on the books of the Partnership.
"Majority Consent" means the approval of those Class A Partners holding a majority of all Partner Percentages of the Class A Partners, at a meeting of the Class A Partners or approved without a meeting by written consent signed by those Class A Partners holding a majority of all Partner Percentages of the Class A Partners.
"Net Losses" means, with respect to any fiscal period, the excess, if any, of:
(i)     all expenses and losses incurred during such fiscal period by the Partnership from all sources; over
(ii)     the aggregate revenue, income and gains realized during such fiscal period by the Partnership from all sources.

For purposes of determining Net Losses:
(A)     items will be taken into account to the extent that (1) such are includable as items of income, credit, loss or deduction for Federal income tax purposes (including items described in Section 705(a)(2)(B) of the Code, or treated as so described in Treasury Regulation § 1.704-l(b)(2)(iv)(i)) or, (2) in the case of items of income, such constitute income that is exempt from Federal income tax; and
(B)     if any Noncash Asset is distributed in kind, it will be deemed sold at the value established at the most recent valuation of such Noncash Asset under this Agreement and any unrealized appreciation or depreciation with respect to such Noncash Asset will be deemed realized and included in the determination of Net Losses.

"Net Profits" means, with respect to any fiscal period, the excess, if any, of:
(i)     the aggregate revenue, income and gains realized during such fiscal period by the Partnership from all sources; over
(ii)     all expenses and losses incurred during such fiscal period by the Partnership from all sources.

For purposes of determining Net Profits:
(A)     items will be taken into account to the extent that (1) such are includable as items of income, credit, loss or deduction for Federal income tax purposes (including items described in Section 705(a)(2)(B) of the Code, or treated as so described in Treasury Regulation § 1.704-l(b)(2)(iv)(i)) or, (2) in the case of items of income, such constitute income that is exempt from Federal income tax; and
(B)     if any Noncash Asset is distributed in kind, it will be deemed sold at the value established at the most recent valuation of such Noncash Asset under this Agreement and any unrealized appreciation or depreciation with respect to such Noncash Asset will be deemed realized and included in the determination of Net Profits.

"Noncash Asset" means any asset of the Partnership other than cash.
"Opening Capital Account" with respect to any fiscal period means:
(a)     with respect to any Partner admitted during such fiscal period, such Partner's initial Capital Contribution (or in the case of any Partner admitted as a transferee of all or part of the interest in the Partnership of another Partner, with respect to such transferred interest in the Partnership, that portion of the transferor's initial Capital Contribution transferred to the transferee); and
(b)     with respect to any Partner admitted during any prior fiscal period (other than a Partner which has withdrawn as of the last day of the preceding fiscal period), such Partner's Closing Capital Account for the preceding fiscal period (or in the case of any Partner admitted as a transferee of all or part of the interest in the Partnership of another Partner, with respect to such transferred interest in the Partnership, that portion of the transferor's Closing Capital Account transferred to the transferee).

"Partner Percentage" means the percentage determined for each Partner by dividing (i) the aggregate Capital Contributions credited to such Partner's Capital Account as provided in Section 5.3 herein at the time of any relevant calculation, by (ii) the aggregate Capital Contributions credited to the Capital Accounts of all Partners at such time. The sum of the respective Partner Percentages shall at all times equal one hundred percent (100%)). Notwithstanding the foregoing, at no time shall KAI and Affiliates' aggregate Partner Percentages exceed forty percent (40%)) (the "Percentage Cap"), as specifically applied to KAI and its Affiliates and not their successors and assigns who are not Affiliates of KAI. Thus, if KAI and its Affiliates' aggregate Partner Percentages would otherwise exceed forty percent (40%)), their aggregate Partner Percentages shall instead be forty percent (40%)) and the Partner Percentages of all other Partners shall be adjusted upward pro rata to cause all Partner Percentages to be 100%o. The application of the foregoing means that the Partner Percentage of KAI on the date hereof is 40% instead of 44.44% ($l,800,000/$4,050,000). If additional Partners are admitted to the Partnership after the date hereof, KAI's Partner Percentage shall be whatever it would be as calculated under the first sentence of this definition, but subject again to the Percentage Cap.

"Partners" means the General Partner and the Limited Partners.
"Partnership" means the limited partnership established by this Agreement.
"Partnership Interest" means all of the interests of a Partner in the Partnership.
"Permitted Transferee" means a Partner's (A) Affiliates, (B) family members or a charitable foundation established by such Partner or a trust or the trustee or trustees of a trust directly or indirectly for the benefit of the Partner's spouse, children or grandchildren, (C) executors, administrator, testamentary trustee, legatees or beneficiaries upon the Partner's death or (D) in the case of a Class A Partner, another Class A Partner or such other Class A Partner's Permitted Transferees as described in clauses (A) through (C) above.
"Person" means any natural person, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.
"Sale" shall mean the consummation of the merger or consolidation of the Partnership into or with another Person, the merger or consolidation of any other Person into or with the Partnership, the sale of a majority of the Partnership Interests or the sale of all or substantially all the assets of the Partnership, provided that a merger or consolidation shall not be deemed a Sale if those persons who were holders of the Partnership Interests immediately prior to the consummation of such merger or consolidation have (i) the voting power to elect more than 50%) of the directors/general partners/managers of the consolidated or surviving entity immediately after the consummation of such merger or consolidation or (ii) more than 50%) of the voting power of the voting securities of the consolidated or surviving entity immediately after the consummation of such merger or consolidation.
"Securities Act" means the Securities Act of 1933, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.
"Transfer" means the sale, exchange, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of any of such Partner's Partnership Interest.
"United" means United Property & Casualty Insurance Company in its capacity as a Class A Limited Partner, and its permitted successors and assigns.
"Unreturned Actual Capital" is used solely for purposes of allocating distribution proceeds among the Partners pursuant to Section 6.3, and means with respect to each Partner, the excess, if any, of (a) the aggregate Actual Capital Contributions made by such Partner, minus (b) the aggregate distributions received by such Partner pursuant to Section 6.3.

Section 1.2.     Name.
(a)     The name of the Partnership is "Acadia Acquisition Partners, L.P."
(b)     The General Partner has the power at any time to:

(i)     change the name of the Partnership; and
(ii)     qualify the Partnership to do business under any name when the Partnership's name is unavailable for use, or may not be used, in a particular jurisdiction.

(c)     The General Partner will give prompt notice of any action taken under this Section to each Partner.

Section 1.3.     Principal Office; Registered Office.
(a)     The principal office of the Partnership will be at 3155 NW 77* Avenue, Miami, FL 33122, or such other place as may from time to time be designated by the General Partner.
(b)     The registered office of the Partnership in the State of Delaware will be located at 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent for the Partnership will be CT Corporation. The General Partner may from time to time change the registered agent and registered office of the Partnership.

Section 1.4.     Commencement and Duration.
(a)     The Partnership will commence upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.
(b)     The Partnership will be dissolved and wound up at the time and in the manner provided for in Article 7.

Section 1.5.     No Additional Partnership Interests or Partners. Without both the consent of the General Partner and Majority Consent, (a) no additional Partnership Interests may be issued to any existing or future Partner and (b) except for those Persons signing on the signature page below, no other Person may be admitted as a Farther.
Section 1.6.     Liability of Partners.
(a)     Losses, liabilities and expenses incurred by the Partnership during any fiscal year will be allocated among the Partners in accordance with the procedures for allocating Net Losses as provided in Section 5.3.
(b)     The General Partner has the liability for the liabilities of the Partnership provided for in the Act. The General Partner will not be obligated to restore by way of Capital Contribution or otherwise any deficits in the respective Capital Accounts of the Limited Partners should such deficits occur and no Partner shall have any obligation to restore by way of Capital Contribution or otherwise any deficits in its Capital Accounts should such deficits occur, in either case as to Capital Accounts for book or income tax purposes.

(c) Except as otherwise provided under the Act, no Limited Partner will be liable for any loss, liability or expense whatsoever of the Partnership.
(d) If a Limited Partner is required to return to the Partnership, for the benefit of creditors of the Partnership, amounts previously distributed to the Limited Partner, the obligation of the Limited Partner to return any such amount to the Partnership will be the obligation of the Limited Partner and not the obligation of the General Partner. A Limited Partner that receives a distribution in violation of this Agreement or that is required to be returned to the Partnership under applicable law shall return such distribution within thirty (30) days after demand therefor by the General Partner. No Limited Partner will be liable under this Agreement for the obligations under this Agreement of any other Partner.
(e) No Partner shall be entitled to interest on such Partner's Capital Contributions, Capital Account balance, or share of undistributed Profits.

ARTICLE 2.
Purpose and Powers

Section 2.1.     Purpose and Powers. The purposes of the Partnership shall be to acquire, hold, exchange, transfer and otherwise deal, directly or indirectly, with the Investment and engage in such other activities as are related or incidental to the foregoing purpose.
ARTICLE 3.
Management

Section 3.1.     Authority of General Partner.
(a) The management and operation of the Partnership and the formulation of investment policy is vested exclusively in the General Partner.
(b) The General Partner may manage and/or operate the Partnership through third parties with whom it may contract, including Affiliates.
(c) The acts of the General Partner in carrying on the business of the Partnership will bind the Partnership.

Section 3.2. Authority of the Limited Partners.
(a)     No Authority.     The Limited Partners will take no part in the control of the business of the Partnership, and the Limited Partners will not have any authority to act for or on behalf of the Partnership, other than as specifically set forth herein.

(b)     Vote on Certain Sales.     The Partnership shall not effect a Sale if the gross proceeds therefrom are expected to be less than $13 million, unless such Sale has been approved by Majority Consent.

(c)     Required Limited Partner Consent.

(i)     Replacement of Managers of the General Partner.     On the date hereof the Managers of the General Partner are Larry G. Swets, Jr. and William A. Hickey, Jr. The Partners hereby agree that the first time that either of Messrs. Swets or Hickey is no longer a Manager of the General Partner, any replacement of such Manager of the General Partner shall be nominated by the General Partner and approved reasonably and in good faith by Majority Consent. The Partners hereby further agree that if the other of Messrs. Swets and Hickey is no longer a Manager of the General Partner, any replacement of such Manager of the General Partner shall be nominated by Majority Consent and approved reasonably and in good faith by the General Partner.
(ii)     Amendment to Operating Agreement of the General Partner. The General Partner hereby agrees that the provisions of Sections 2.2(a) and Section 2.2(b) of the Operating Agreement of the General Partner as in effect on the date hereof may not be amended without the Majority Consent.

(d)     Removal of General Partner. To the extent not inconsistent with the Act or other applicable law, in the event that the General Partner has committed any act of fraud or embezzlement that has a material adverse impact on the interest of a Limited Partner in the Partnership, the Class A Partners by Majority Consent may vote to cause the removal of the General Partner; provided, however, that any such action for removal must also provide for the appointment of a substitute general partner (such substitute general partner to be admitted as a general partner immediately prior to the effective date of removal of the General Partner to be removed and such substitute shall continue the business of the Partnership without dissolution).
(e)     In the event of the removal of the General Partner pursuant to this Section, the interest in the Partnership of the General Partner shall be converted to that of a Class A Partner with the same rights with respect to allocations and distributions that it had as a general partner prior to such conversion; provided, however, that the General Partner shall not have the right to receive any distributions (x) that resulted from any fraud or embezzlement on its part, and such distributions shall be paid instead to the Class A Partners in accordance with their respective Partner Percentages or (y) pursuant to clause (i) of Section 6.3(c) other than with respect to amounts that as of the date of the removal were allocable to the Capital Account of the General Partner pursuant to Section 5.3.

Section 3.3.     No Restrictions on Other Activities of the Partners. Except as otherwise specifically provided in this Agreement, no provision of this Agreement will be construed to preclude any Partner or Affiliate of any Partner from engaging in any activity whatsoever or from receiving compensation therefor or profit from any such activity. Such activities may include, without limitation, (A) making investments, including those that may be competitive with the Partnership and/or its subsidiaries, (B) managing investments, (C) participating in investments, brokerage or consulting arrangements or (D) acting as an adviser to or participant in any Person. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the existence of the Partnership in and to any other ventures or activities of any other Partner its Affiliates or to the income or profits derived therefrom; and the Partners and their Affiliates shall have no duty or obligation to make any reports to the other Partners or the Partnership with respect to any such ventures or activities.

Section 3.4.     General Partner Compensation. Unless otherwise agreed by Majority Consent, the General Partner shall serve the Partnership in such capacity for annual compensation from the Partnership not to exceed $400,000 (not including its right to distributions under Section 6.3). Notwithstanding anything that may be construed to the contrary, the General Partner shall have the right to contract on behalf of the Partnership with any Person, including Affiliates, for transition, management and/or administrative services at reasonable rates to be paid by the Partnership, but in no event shall the annual compensation for such, when combined with any annual compensation in the preceding sentence, exceed $400,000.
Section 3.5.     Partnership Expenses. The Partnership will pay all out-of-pocket Partnership expenses, either directly or by reimbursing the General Partner if it pays them. The General partner shall not be entitled to reimbursement for any internal, non-cash expenses in carrying out its duties as General Partner, such as salaries of personnel of its Affiliates.
Section 3.6.     Indemnification.
(a)     Each Designated Party shall be indemnified by the Partnership to the fullest extent permitted by the Act and other applicable law against losses, judgments, liabilities, expenses and amounts incurred or paid by such Designated Party in connection with any claim, action, suit or proceeding in which such Designated Party becomes involved as a party or otherwise, or with which such Designated Party shall be threatened, in connection with the business of the Partnership, and against amounts paid or incurred by such Designated Party in the settlement thereof, provided that prompt notice thereof has been given by such Designated Party to the Partnership and the Partnership has been afforded the right and option to assume and direct the defense thereof, including the settlement thereof For this purpose, the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while a Designated Party or thereafter, and the words "liability" and "expenses" shall include, without limitation, any liability arising by reason of (i) any failure to withhold income tax under federal or state tax laws with respect to income allocated to Partners, or (ii) any change in law or regulation or in the interpretation thereof as may apply to the Partnership or the Partners, whether such change occurs through legislative, judicial or administrative action, and shall also include attorneys' fees, costs, judgments, amounts paid in settlement fines, penalties and other liabilities.

(b)     The rights of indemnification herein provided shall be severable, shall not be exclusive of or affect any other rights to which any Designated Party may now or hereafter be entitled, shall continue as to any Designated Party who has ceased to be a Designated Party and shall inure to the benefit of the heirs, executors, administrators and successors of any Designated Party. Nothing contained herein shall affect any rights to indemnification to which Partnership personnel, other than Designated Party, and other Persons may be entitled by contract or otherwise under law.

(c) Subject to compliance with Section 3.6(a) with respect to the Partnership's right to assume the defense thereof, should the Partnership not elect to assume the defense thereof, expenses incurred by any Designated Party in connection with the preparation and presentation of a defense or response to any claim, action, suit or proceeding of the character described in Section 3.6(a) shall be paid by the Partnership from time to time in advance prior to final disposition thereof to the fullest extent provided by the Act and applicable law.
(d) The Partnership may purchase and maintain insurance on its own behalf, or on behalf of any Person, with respect to liabilities of the types described in this Section. The Partnership may purchase such insurance regardless of whether the Person is acting in a capacity described in this Section or whether the Partnership would have the power to indemnify the Person against such liability under the provisions of this Section.

ARTICLE 4.
Partners' Capital Contributions

Section 4.1.     Capital Contributions. No Partner shall have any obligation to make any Capital Contributions to the Partnership, but may make Capital Contributions with the consent of the General Partner and with Majority Consent.
ARTICLE 5.
Adjustment of Capital Accounts

Section 5.1.     Establishment of Capital Accounts. There will be established on the books of the Partnership an Opening Capital Account for each Partner in accordance with the definitions and methods of allocation prescribed in this Agreement.
Section 5.2.     Time of Adjustment of Capital Accounts. Allocations will be made to the Opening Capital Account of each Partner in accordance with Section 5.3, as of the following dates:

(a)    the close of each fiscal year of the Partnership;

(b)    the day before the dissolution of the Partnership:

(c)    the date of a distribution: and

(d)    such other dates as the General Partner shall determine or the Agreement may provide.

Section 5.3.     Adjustments to Capital Accounts.
(a)     As of the times stated in Section 5.2, allocations will be made to the Opening Capital Accounts of the Partners to arrive at each Partner's Closing Capital Account for the period in the following order and amounts:

(i)     The amount of any Capital Contributions paid by each Partner during such period will be credited to the Partner's Opening Capital Account (other than Capital Contributions referred to in clause (a) of the definition of "Opening Capital Account" in Article 1); provided, however, that any such Capital Contribution will be credited to the Partner's Opening Capital Account on the later of the date the Capital Contribution was due or the date on which the Capital Contribution was actually received by the Partnership;
(ii)     The amount of any distributions made to each Partner during the period will be debited against the Partner's Opening Capital Account;

(iii)     Net Profits will be credited and Net Losses will be debited to the Opening Capital Accounts of the Partners as follows:

(A)     Net Profits shall be credited to such Opening Capital Account and allocated among the Partners as follows:

(I)     first, to the Partners, pro rata, in proportion to the allocation of all Net Losses allocated pursuant to Section 5.3(a)(iii)(B)(II) until such Net Losses have been reversed; and
(II)     second, to the Partners in the same manner and amounts as distributions are allocated in Section 6.3.

(B)     Net Losses, if any, shall be debited against such Opening Capital Account and allocated among the Partners as follows:

(I)     first, to the Partners, pro rata, in proportion to the allocation of all Net Profits allocated pursuant to Section 5.3(a)(iii)(A)(II) until such Net Profits have been reversed; and
(II)     second, to the Limited Partners based on their respective aggregate Capital Contributions.

(b)     Notwithstanding the provisions of Section 5.3 (a)(iii):
(i)     at such time as the Capital Account of the General Partner or any Limited Partner is reduced to an amount equal to the aggregate Capital Contributions of such Partner (less all distributions to such Partner), the balance of all Net Losses will be allocated:

(A)     first, to the remaining Capital Accounts of the General Partner and Limited Partners which have not been reduced to zero (to be apportioned among them in accordance with their respective positive Capital Accounts); and
(B)     second, after the Capital Accounts of all Limited Partners and the General Partner have been reduced to zero, then the balance to the General Partner.

(ii)     If Net Losses are allocated in accordance with the foregoing Section 5.3(b)(i), any Net Profits that are required to be allocated after such special allocation of Net Losses as provided in the foregoing Section 5.3(b)(i) will be allocated:

(A)     first, to the General Partner until the effect of the special allocation of Net Losses under Section 5.3(b)(i)(B) is reversed and eliminated; and
(B)     second, to the General Partner and Limited Partners to whom the allocation of such Net Losses has been made under Section 5.3(b)(i)(A) until the effect of such special allocation of Net Losses has been reversed and eliminated.

(c)     To the extent not otherwise accomplished by the provisions of Section 5.3(a) and Section 5.3(b), the Opening Capital Accounts of the Partners will be adjusted to effect any allocation of any item of income, gain, loss, deduction or credit to a Partner required by the Code.

(d)     Nonrecourse Deductions. If a Partner's capital account has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of nonrecourse deductions as defined in Treasury Regulations § 1.704-2(b), then beginning in the first taxable year of the Partnership in which there are nonrecourse deductions or in which the Partnership makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain as defined in Treasury Regulations § 1.704-2(d) and thereafter throughout the full term of the Company, the following rules shall apply;

(A)     Nonrecourse deductions shall be allocated to the Partners in a manner that is reasonably consistent with allocations that have substantial economic effect as defined in Treasury Regulations § 1.704-1(b)(2) or some other significant item attributable to the property securing the nonrecourse liabilities, if applicable; and
(B)     If there is a net decrease in minimum gain for a taxable year, each Partner will be allocated items of Partnership income and gain for that year equal to that Partner's share of the net decrease in minimum gain as defined in Treasury Regulations §1.704-2(g)(2).

This section is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(e)     Partner Nonrecourse Deductions. All nonrecourse deductions attributable to a Partner Nonrecourse Liability shall be allocated among the Partners that bear the economic risk of loss for such Partner Nonrecourse Liability in accordance with the ratios in which such Partners share such economic risk o floss and in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(b)(4), 1.704-2(1). Notwithstanding any other provision of this Article 5 and except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain for a taxable year (determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), each Partner will be allocated items of Partnership income and gain for that year equal to the Partner's proportionate share of the net decrease in partner nonrecourse debt minimum gain, as determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This section is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(i)(4) of the regulations and shall be interpreted consistently therewith.

Section 5.4.     Tax Matters.

(a)     If at the end of a fiscal year of the Partnership a Limited Partner unexpectedly receives an adjustment, allocation, or distribution described in clauses (4), (5) and (6) of Treasury Regulation § 1.704-l(b)(2)(ii) and that adjustment, allocation, or distribution reduces that Limited Partner's Opening Capital Account below zero (0), then the Limited Partner will be allocated all items of income and gain of the Partnership for that year and for all subsequent fiscal years until the deficit balance has been eliminated as provided in Treasury Regulation § 1.704-l(b)(2)(ii)(d), as quickly as possible. If any such unexpected adjustment, allocation or distribution creates a deficit balance in the Opening Capital Accounts of more than one Limited Partner in any fiscal year, all items of income and gain of the Partnership for the fiscal year and all subsequent fiscal years will be allocated among all such Limited Partners in proportion to their respective deficit balances until such balances have been eliminated. If any allocation is made pursuant to this paragraph, subsequent allocations shall be made (in a manner consistent with this paragraph) to offset the effects of such prior allocation. This provision is intended to qualify as a "qualified income offset" within the meaning of Treasury Regulation § 1.704-l(b)(2)(ii)(d).
(b)     For Federal, state and local income tax purposes, each item of Partnership income, credit, gain or loss will be allocated among the Partners as provided in Section 5.3 and Section 5.4(a).

(c)     The General Partner has the power, limited as provided in the following sentence, to make such allocations and to take such actions necessary under the Code or other applicable law to effect and to maintain the substantial economic effect of allocations made to the Partners under Section 704(b) of the Code. AU allocations made and other actions taken by the General Partner under this paragraph will be consistent to the maximum extent possible with the provisions of this Agreement.
(d)     The General Partner is the "tax matters partner," as the term is used in the Code.

(e)     The General Partner is expressly authorized to (i) elect that the Partnership be classified as a partnership for federal tax purposes, and (i) to make any election or other action on behalf of the Partnership permitted under the Code with respect to the election of such tax classification.
(f)     Any Partner which enters into a settlement agreement with respect to Partnership items must promptly give the General Partner notice of the settlement agreement and terms that relate to Partnership items. No Limited Partner may enter into any settlement agreement with respect to Partnership items that would be binding on the other Partners.
(g)     In the event of any transfer by any Limited Partner of its Partnership interest, the General Partner will allocate items of income, credit, gain or loss in accordance with the Code and may make such elections under the Code as the General Partner determines to be necessary or appropriate.
(h)     Anything contained in this Agreement to the contrary notwithstanding, if the Partnership is deemed liquidated within the meaning of Treasury Regulation §1.704-1(b) (2)(ii)(g) but has not dissolved under Section 7.1(a), then the assets of the Partnership will, after provision for payment to creditors, be deemed distributed to the Partners in accordance with Treasury Regulation §1.704-l(b)(2)(ii)(b)(2) and immediately recontributed to the Partnership.

ARTICLE 6.
Distributions

Section 6.1.     Distributions to Partners.
(a)     All distributions from the Partnership to the Partners must be made in the following order and amounts:
(i)     to the Partners in accordance with Section 6.4; and
(ii)     if all amounts required to be distributed under Section 6.4 have been distributed, then, if the General Partner elects in its sole discretion to make distributions, to the Partners, to be apportioned among the General Partner and the Limited Partners in accordance with Section 6.3.

(b)     In no event shall any operating distributions be made to the Partners other than under Section 6.4 until all principal, interest and fees and expenses under the HRM Notes have been fully and finally repaid.

Section 6.2.     Distributions of Noncash Assets in Kind.
(a)     The Partnership at any time may distribute Noncash Assets in kind.
(b)     Except as provided in the next sentence, any distribution of Noncash Assets will be made to the General Partner and Limited Partners (based upon the respective amounts which each of the two groups would be entitled to receive if the distribution were made in cash) with respect to the distribution of each Noncash Asset.

(c)     Noncash Assets distributed in kind under this Section 6.2 will be subject to such conditions and restrictions as are legally required, including, without limitation, such conditions and restrictions required to assure compliance by the Partners and/or the Partnership with the aggregation rules and volume limitations under Rule 144 promulgated under the Securities Act.
(d)     In connection with any distribution of Noncash Assets that meet the terms of this Section 6.2, the General Partner may, in its sole discretion, offer to all Limited Partners the right to receive at their election all or any portion of such distribution in the form of the net proceeds from a disposition of such Noncash Assets that otherwise would have been distributed to such Partners; provided that in the event that the General Partner disposes of Noncash Assets on behalf of a Limited Partner, the General Partner shall have no liability whatsoever to such Limited Partner or the Partnership with respect to such disposition (including without limitation with respect to the timing of such disposition), except for its willful misconduct. Any gain or loss recognized by the Partnership upon the disposition of such Noncash Assets and any expenses of such disposition shall be allocated equitably among only those Limited Partners electing to receive net proceeds from such disposition. Upon receipt from a Limited Partner of an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that a distribution of particular Noncash Assets to such Limited Partner would result in such Limited Partner owning assets that would cause such Limited Partner to be in violation of an applicable law or regulation, the General Partner shall not distribute such Noncash Assets to such Limited Partner and shall either (i) use reasonable efforts to dispose of such Noncash Assets and distribute the net proceeds to such Limited Partner in accordance with the other provisions of this Section 6.2(d), or (ii) retain such Noncash Assets in a segregated account, escrow account or other account under the direction and control of the Partnership at such Limited Partner's expense. All future profits (net of losses), if any, and cash proceeds (including cash dividends), if any, with respect to such Noncash Assets placed into any such account will be distributed to such Limited Partner when and as received by the Partnership net of any losses and out-of-pocket expenses incurred by the Partnership in connection with such Noncash Assets. Any such Noncash Assets placed into any such account will be treated as having been distributed in kind to such Limited Partner for purposes of this Agreement.

Section 6.3.     Distributions Among the General Partner and Limited Partners. Except as provided in Section 6.4, all amounts to be distributed to the General Partner and the Limited Partners will be apportioned among the General Partner and the Limited Partners as set forth in this Section 6.3. Distributions will be made as follows:
(a)     first, to and among the Partners in an amount equal to each Partner's Unreturned Actual Capital; provided, however, if there is insufficient distributions to pay all Partners' Unreturned Actual Capital, then the amount of such distribution shall be made to and among the Partners in accordance with the ratio that the amount of each Partner's Unreturned Actual Capital bears to the aggregate Unreturned Actual Capital of all of the Partners;

(b)     second, to and among the Limited Partners in an amount as to each Limited Partner equal to ten percent (10%)) of such Limited Partner's Deemed Capital Contributions; provided, however, if there is insufficient distributions to pay all Limited Partners' ten percent (10%o) of their Deemed Capital Contributions, then the amount of such distribution shall be made to and among the Partners in accordance with the ratio that the amount of each Limited Partner's Deemed Capital Contributions bears to the aggregate Deemed Capital Contributions of all of the Limited Partners; and
(c)     third, (i) fifteen percent (15%)) to the General Partner and (ii) eighty-five percent (85%)) to the Limited Partners, with distributions to the Limited Partners to be made pro rata in proportion to their respective Partner Percentages.

Section 6.4.     Distributions for Payment of Taxes.
(a)     Anything contained in this Agreement to the contrary notwithstanding, if the General Partner determines that, after setting aside amounts for Partnership Expenses and Partnership liability, the Partnership has cash available for distribution, the Partnership shall, before making distributions under Section 6.3, distribute, with respect to each fiscal year of the Partnership, up to the amount sufficient to enable each Partner (and the members of the General Partner) to discharge any Federal, state, and local tax liability arising as a result of such Partner's interest in the Partnership, assuming for this purpose that each Partner is subject to the same effective marginal combined Federal, state and local tax rate on all of the income allocated to h under this Agreement. Distributions made under this Section with respect to a fiscal year shall be made among the Partners pro rata in proportion to the amount of Net Profits allocated to each Partner during such fiscal year. The amount distributed under this Section with respect to any fiscal year shall not exceed the product of (i) the highest marginal combined Federal, state, and local tax rate applicable to any Partner or any member of the General Partner, and (ii) the Net Profits allocated to the Partners with respect to such fiscal year. Such distributions will be debited to such Partner's Capital Account, as provided in Section 5.3(a)(ii) and shall be treated as an advance of distributions to be made under Section 6.3.
(b)     The Partnership will at all times be entitled to make payments with respect to any Partner in amounts required to discharge any legal obligation of the Partnership to withhold or make payments to any governmental authority with respect to any Federal, state or local tax liability of the Partner arising as a result of the Partner's interest in the Partnership. Each such payment will be debited to such Partner's Capital Account, as provided in Section 5.3(a)(ii).

Section 6.5.     Distributions Violative of the Act Prohibited. Anything contained in this Agreement to the contrary notwithstanding, no distribution may be made by the Partnership if and to the extent that such distribution would violate the Act.

ARTICLE 7.
Dissolution, Liquidation, Winding Up and Withdrawal

Section 7.1.     Dissolution.
(a)     The Partnership will be dissolved upon the first to occur of

(i)     the election of the General Partner and by Majority Consent to dissolve the Partnership; or
(ii)     May 1, 2018, but subject to two one-year extensions at the sole discretion of the General Partner.

(b)     The Partnership will not dissolve upon the withdrawal, dissolution, bankruptcy, death or adjudication of incompetence or insanity of any Limited Partner.

Section 7.2.     Winding Up.
(a)     Subject to Section 7.3, when the Partnership is dissolved, and subject to the prior receipt of all required governmental and regulatory consents, the property and business of the Partnership will be liquidated by the General Partner or if there is no General Partner or the General Partner is unable to act, a Person designated by Majority Consent.

(b)     Within a reasonable time after the effective date of dissolution of the Partnership, the affairs of the Partnership will be wound up and the General Partner shall apply the proceeds in such liquidation, or in its sole discretion to distribute Partnership assets, in the following order of priority:

(i)     first, to the payment of the debts and liabilities of the Partnership (including any loans or advances that may have been made by any of the Partners to the Partnership), all principal, interest and fees and expenses under the HRM Notes and the $5 million Junior Promissory Note issued to Kingsway on or about the date hereof and the expenses of liquidation whether by payment or the making of reasonable provision for payment;
(ii)     second, to the setting up of any reserves that the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership; and

(iii)     finally, to the distribution to each of the Partners in accordance with the distribution provisions of Section 6.3 hereof.
Section 7.3.     Withdrawals of Capital. Except as specifically provided in this Agreement, withdrawals by a Partner of any amount of its Capital Account are not permitted.

ARTICLE 8.
Books and Records

Section 8.1.     Books and Records. The General Partner shall maintain books of account sufficient to meet the reporting requirements of relevant taxing authorities. The General Partner shall record, fully and accurately, the transactions of the Partnership in such books of account in accordance with GAAP. The Partnership shall keep at its principal place of business the following records:
(a)     a copy of the Certificate of Limited Partnership and all amendments thereto;
(b)     copies of Partnership federal, state, and local income tax returns and financial statements for the applicable statute of limitations or, if such returns or statements were not prepared for any reason, copies of the information and statements provided to, or which should have been provided to, the Limited Partners to enable them to prepare their federal, state and local tax returns for such period; and
(a)     copies of this Agreement, as amended from time to time.

Section 8.2.     Fiscal Year. The fiscal year of the Partnership will be a twelve-month year (except for the first and last partial years, if any) ending on December 31.

Section 8.3.     Confidentiality.
(a)     The Partners hereby acknowledge and agree that the Partnership will be in possession of confidential and proprietary information and that the improper use or disclosure of such information could have a material adverse effect upon the Partnership or upon the Investment.
(b)     The Partners agree that all information provided to them by or on behalf of the Partnership or the General Partner concerning the business or assets of the Partnership, a Partner or the Investment shall be deemed strictly confidential and shall not, without the consent of the General Partner, be (i) disclosed to any Person other than another Partner or the Limited Partner's advisors or (ii) used by a Partner other than for a Partnership purpose or a purpose reasonably related to protecting such Partner's interest in the Partnership; provided, however, that the foregoing requirements shall not apply to a Partner with regard to any information that is (i) required to be disclosed pursuant to any applicable law or the rules of a national securities exchange (but in each case only to the extent of such requirement); (ii) required to be disclosed in order to protect such Partner's interest in the Partnership (but only to the extent of such requirement and after prior consultation with the General Partner); (iii) publicly known or available in the absence of any improper or unlawful action on the part of such Partner; or (iv) known or available to such Partner via legitimate means other than through or on behalf of the Partnership or the General Partner. For purposes of this Section, Partnership information (including information relating to the Investment or another Partner) provided by one Partner to another shall be deemed to have been provided on behalf of the Partnership.

To the extent permitted by applicable law, and Notwithstanding the provisions of Section 8.3(b), the General Partner may, in its sole and absolute discretion, keep confidential from any Limited Partner any confidential or proprietary information relating to the property or performance of the Investment to the extent the General Partner reasonably determines that disclosure of such information to such Limited Partner may have a material adverse effect upon the Partnership, another Partner or the Investment. The foregoing provisions of this subsection shall not apply to permit the General Partner to keep confidential from a Limited Partner (i) any information that such Limited Partner requires to comply with applicable law or the rules of a national securities exchange rule or (ii) any financial or other information required to be provided to such Limited Partner under the express terms of this Agreement.

ARTICLE 9.
Transfer Provisions

Section 9.1.     Transfer Provisions.
(a)     Transfer Restrictions. Except as expressly provided in this Agreement, a Partner may not Transfer all or any portion of any of such Partner's Partnership Interest, except that (x) the Class B Partner may Transfer all or any portion of its Class B Partnership Interest without the consent of any Person, so long as the transferee of such Class B Partnership Interest executes such instruments and documents as reasonably required by the General Partner, including an agreement to be bound by the terms of this Agreement and (y) if the Class B Partner Transfers more than fifty percent (50%)) of its Class B Partnership Interest to a non-Affiliate of the Class B Partner, any Partner may thereafter Transfer all or any portion of its Partnership Interest without the consent of any Person, so long as the transferee of such Partnership Interest executes such instruments and documents as reasonably required by the General Partner, including an agreement to be bound by the terms of this Agreement. Any transfer of the Class B Partner's Class B Partnership Interest to any Person that is not an Affiliate of the Class B Partner shall automatically and without any further actions convert such Class B Partnership Interest into a Class A Partnership Interest. The Partnership shall not register any Transfer of a Partner's Partnership Interest, and any such Transfer or registration of Transfer shall be null and void, if effected in contravention of the terms hereof
(b)     The restrictions contained in this Section shall not apply with respect to any Transfer of a Partnership Interest or any part thereof to a Permitted Transferee; provided, that as a condition to any such Transfer, the Permitted Transferee shall execute a counterpart of this Agreement agreeing to be bound to the same extent as the Partner Transferring such Partnership Interest(s); and provided further that the restrictions contained in this Agreement shall continue to apply to the Partnership Interests so transferred after such Transfer by reference to the original Partner. The restrictions contained in this Section shall also not apply to any transfer made to the Proposed Transferee following the exercise of the Drag-Along Right.
(c)     All Transfers permitted hereunder shall be subject to the prior receipt of all required governmental and regulatory consents to such Transfers.

Section 9.2.     Drag-Along.
(a)     At any time and from time to time after the date of this Agreement, but subject first to the right of United in Section 9.3, if the General Partner shall have arranged for a Sale (including with Majority Consent if required under Section 3.2(b)) in a bona fide arms' length Sale to any Person or Persons who are not Affiliates of the General Partner (the "Proposed Transferee"), it shall have the right to cause each Partner to participate therein (the "Drag-Along Right"). In such case, each Partner shall be obligated to and shall upon the written request of the General Partner (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Proposed Transferee, a pro rata portion of, his, her or its Partnership Interests on substantially the same terms applicable to the General Partner (other than to account for differences in distributions as a result of the Sale under Section 6.3); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Partnership Interests in favor of the Sale and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the General Partner or the Proposed Transferee may reasonably require in order to for such Partners to Transfer their Partnership Interests (and hereby constitutes and empowers the General Partner to execute and deliver such instruments of conveyance and transfer and take such other action as may be necessary or appropriate to carry out the foregoing provisions of this subsection (ii) if such Partner does not reasonably do so). Each Partner shall waive any dissenters' rights, appraisal rights or similar rights in connection with the Sale.

(b)     To exercise a Drag-Along Right, the General Partner shall give each Partner written notice at least 10 business days prior to the proposed Transfer (a "Drag-Along Notice") containing the name and address of the Proposed Transferee, the Partnership Interests involved in the proposed Transfer, and the terms of such proposed Transfer (including all payable consideration amount and form). Each Partner shall thereafter be obligated to sell its Partnership Interests pursuant to such Drag-Along Notice and/or perform such other acts as are reasonably necessary to consummate the Sale, provided that the sale to the Proposed Transferee is consummated on the same economic terms and conditions as set forth in the Drag-Along Notice and substantially the same non-economic terms and conditions set forth in the Drag-Along Notice and within one hundred eighty (180) days of delivery of the Drag-Along Notice. If the Sale is not consummated within such 180-day period, then each Partner shall no longer be obligated to sell such Partner's Partnership Interests and/or perform such other acts as necessary to consummate the Sale pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section.
Section 9.3.     United Right of First Refusal on Sale.
(a)     If the Partnership arranges for a Sale in a bona fide arms' length sale to any Person (the "Proposed Transferee"), the General Partner shall first deliver to United a written notice of its intention to effect such Sale (a "Sale Notice"), which shall be irrevocable for a period of twenty (20) days after delivery thereof, offering to United the right to be the purchaser in such Sale at the purchase price and on the other material terms at and for which the Partnership proposes to effect the Sale to the Proposed Transferee.
(b)     United shall have (i) the right and option, for a period of thirty (30) days after delivery to United of the Sale Notice, to accept its right to be the purchaser in the Sale at the purchase price and on the other terms stated in the Sale Notice. Any such acceptance by United shall be made by delivery of a written notice of acceptance ("Notice of Acceptance") to the General Partner within the aforesaid 30-day period.
(c)     Notwithstanding anything herein that may be construed to the contrary, if for any reason the Proposed Transferee elects any right it may have not to effect the Sale, then the Partnership shall have the right to terminate the right of United to be the purchaser thereunder pursuant to the Sale Notice, in which case the provisions of this Section shall be reinstated with respect to any further proposed Sales (including to the Proposed Transferee).

(d)     The closing of any Sale under the terms of this Section shall be at the office of the Partnership on a mutually satisfactory business day within fifteen (15) days after the expiration of the aforesaid 30-day period or, if later, fifteen (15) days after all necessary governmental approvals of the closing and the Sale have been obtained. The Partnership and United shall negotiate and close the Sale in good faith and within the time periods set forth in this Section. Delivery of certificates or other instruments evidencing the Sale duly endorsed for transfer to United shall be made on such date against payment of the purchase price therefor.
(e)     If effective acceptance shall not be received pursuant to Section 9.3(b) with respect to the Sale pursuant to the Transfer Notice therefor, then the Partnership may effect the Sale to the Proposed Transferee at a price not less than the price, and on terms not more favorable to the Proposed Transferee thereof than the terms, stated in the Sale Notice, at any time within one hundred eighty (180) business days after the expiration of the closing period required by Section 9.3(c) above. In the event that the Sale is not effected by the Partnership during such 180-business day period, or the General Partner decides with notice to United not to effect the Sale to the Proposed Transferee, the right of the Partnership to effect a Sale under this Section 9.3(d) shall expire and the obligations of this Section 9.3 shall be reinstated

ARTICLE 10.
Miscellaneous

Section 10.1.     Binding Agreement. Subject to the provisions of Section 9.1, this Agreement is binding upon, and inures to the benefit of, the heir, successor, assign, executor, administrator, committee, guardian, conservator or trustee of any Partner.
Section 10.2.     Gender. As used in this Agreement, masculine, feminine and neuter pronouns include the masculine, feminine and neuter; and the singular includes the plural.

Section 10.3.     Notices.
(a)     All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and either (i) personally delivered to the Partner to whom it is given, (ii) sent by electronic mail or (iii) delivered by an established private delivery service by which receipts are given.
(b)     A notice is deemed to have been given as of the day of delivery of the notice to the addressee:

(c)     Notices must be sent to:
(i)     the Partnership, at the address of the General Partner in Schedule A attached hereto, or such other address or addresses as to which the Partners have been given notice; and
(ii)     the Partners, at the addresses in Schedule A attached hereto (as it may be amended from time to time) or such other addresses as to which the Partnership has been given notice.

Section 10.4.     Counterparts; Facsimile and Electronic Signatures. This Agreement and any amendment to this Agreement may be executed in more than one counterpart with the same effect as if the parties executed one counterpart as of the day and year first above written on this Agreement or any such amendment. It shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the party which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.
Section 10.5.     Amendments. This Agreement may not be amended except by an instrument in writing executed by the General Partner and by Majority Consent. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to any matter affecting any individual Partner without the written consent of such Partner, unless such amendment or waiver does not adversely affect such Partner in a disproportionate or discriminatory manner to other Partners. The Partnership shall give prompt written notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section shall be binding on all parties hereto, even if they do not execute such consent.
Section 10.6.     Governing Law; Venue. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between or among Delaware residents entered into and to be performed entirely within Delaware, and without regard to its conflicts of laws principles. Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Illinois or any United States District Court in Illinois over any action, suit or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTIONS, SUIT OR PROCEEDING. Each party hereby irrevocably waives any objections, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which such party may now or hereafter have to the bringing of any such actions, suit or proceeding in any such court. In the event either party shall not have appointed an agent for service of process in Illinois each party agrees that it may be served with process delivered in accordance with Section 9.4.

Section 10.7.     Partner Consents. Any action of the Partners (or a subset thereof) may be taken by written consent of that number or percentage of the Partners whose consent is otherwise required for such action under this Agreement. The fact that a Partner has not received notice of an action taken by written consent, or taken at a meeting actually held, shall not invalidate such action so long as it was taken with the consent of that number or percentage of the Partners whose consent is otherwise required for such action under this Agreement. A Partner may authorize another Person to vote or otherwise act on its behalf through a written proxy or power of attorney.
Section 10.8.     Severability. If any one or more of the provisions contained in this Agreement, or any application of any such provision, is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and all other applications of any such provision will not in any way be affected or impaired.
Section 10.9.     Entire Agreement. This Agreement, and all other written agreements executed by or on behalf of the General Partner and/or the Limited Partners, up to and including the date of this Agreement, state the entire understanding among the parties relating to the subject matter of this Agreement. Any and all prior conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement, and are without further effect on this Agreement. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement have been made to induce any party to enter into this Agreement.
Section 10.10.     No Third Party Beneficiaries. Except for the Partnership's obligations to indemnified Persons hereunder and as otherwise specifically provided in this Agreement, the provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party.
Section 10.11.     Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.
Section 10.12.     Remedies for Breach of this Agreement. Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled.

Section 10.13.     Miscellaneous. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; any actual waiver shall be contained in a writing signed by the party against whom enforcement of such waiver is sought.

This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties. Except as otherwise permitted by this Agreement, no Partner shall have the right, and each Partner does hereby agree that it shall not seek, to cause a partition of the Partnership's property whether by court action or otherwise.

[intentionally left blank - signature pages follow]

[signature page to Agreement of Limited Partnership of Acadia Acquisition Partners, L.P.]
IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first set forth above,
General Partner:
ACADIA GP, LLC

By: /s/William A. Hickey, Jr.
William A. Hickey, Jr.
A Manager

Limited Partners;
KINGSWAY AMERICA INC.                 UNITED PROPERTY & CASUALTY
INSURANCE COMPANY
By: /s/ William A. Hickey, Jr.
William A. Hickey, Jr.                By: __________________________
Vice President and Chief Operating              Its
Officer

By: /s/ Hassan Baqar.
Hassan R. Baqar
Its Vice President

[signature page to Agreement of Limited Partnership of Acadia Acquisition Partners, L.P.]
IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first set forth above,
General Partner:
ACADIA GP, LLC

By: _______________
William A. Hickey, Jr.
A Manager

Limited Partners;
KINGSWAY AMERICA INC.                 UNITED PROPERTY & CASUALTY
INSURANCE COMPANY
By: __________________
                            By: /s/ Donald J. Cronin
Its                             Its CEO

By: __________________

Its

Schedule A

Partners' Capital Contributions

		Initial Actual	Deemed	Total Initial
Partner and		Capital	Capital	Capital	Partner
Address	Partner Class	Contribution	Contribution	Contribution	Percentage

Acadia GP, LLC	Genral Partner	$—	—	—	—%

KIngsway
America, Inc.	Class B Partner	$—	$1,800,000	$1,800,000	40%	1

United Property
& Casualty
Insurance
Company	Class A Partner	$—	$2,250,000	$2,250,000	60%	1
		$—	$4,050,000		100%

1 After applicaiton of the Percentage Cap